UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

VIRPAX PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VIRPAX PHARMACEUTICALS, INC.
1055 Westlakes Drive, Suite 300
Berwyn, PA 19312

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on December 28, 2023

To the Stockholders of Virpax Pharmaceuticals, Inc.

NOTICE IS HEREBY GIVEN that the 2023 Special Meeting of Stockholders (the “2023 Special Meeting”) of Virpax Pharmaceuticals, Inc. (the “Company”) will be held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, New York, New York 10020, on Thursday, December 28, 2023, beginning at 11:00 a.m. Eastern time. At the 2023 Special Meeting, stockholders will act on the following matters:

1.      to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board of Directors of the Company (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.00001 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement (the “Reverse Stock Split Proposal” or “Proposal 1”);

2.      to approve an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”), in substantially the form attached to the proxy statement as Annex B, to increase the number of shares of Common Stock that we will be available for awards under the 2022 Plan by 2,300,000 shares to 3,800,000 shares and to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31 (the “2022 Plan Amendment Proposal” or “Proposal 2”); and

3.      to approve an adjournment of the 2023 Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal and/or the 2022 Plan Amendment Proposal (the “Adjournment Proposal” or “Proposal 3”).

Only stockholders of record at the close of business on November 22, 2023, are entitled to receive notice of and to vote at the 2023 Special Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares over the Internet, via telephone or by marking, signing, dating and mailing the proxy card enclosed with the proxy materials in the envelope provided. If you attend the 2023 Special Meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL
MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2023

Our proxy materials including our Proxy Statement for the 2023 Special Meeting, and proxy card are available on the Internet at https://www.viewproxy.com/virpaxSM/2023. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet. The proxy materials relating to the 2023 Special Meeting are being mailed to stockholders entitled to vote at the meeting on or about November 28, 2023.

By Order of the Board of Directors
/s/ Gerald Bruce
Gerald Bruce
Chief Executive Officer
November [•], 2023
Berwyn, Pennsylvania

i

VIRPAX PHARMACEUTICALS, INC.
1055 WESTLAKES DRIVE, SUITE 300
BERWYN, PA 19312

PROXY STATEMENT FOR THE 2023 Special Meeting OF STOCKHOLDERS

This proxy statement contains information related to the 2023 Special Meeting of Stockholders to be held on December 28, 2023 at 11:00 a.m. Eastern time, at the offices of Blank Rome LLP, 1271 Avenue of the Americas, New York, New York 10020, or at such other time and place to which the 2023 Special Meeting may be adjourned or postponed (the “2023 Special Meeting”). The enclosed proxy is solicited by the Board of Directors (the “Board”) of Virpax Pharmaceuticals, Inc. (the “Company”). The proxy materials relating to the 2023 Special Meeting are being mailed to stockholders entitled to vote at the meeting on or about November 28, 2023. A list of record holders of the Company’s Common Stock entitled to vote at the 2023 Special Meeting will be available for examination by any stockholder, for any purpose germane to the 2023 Special Meeting, at our principal offices at 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312, during normal business hours for ten days prior to the 2023 Special Meeting and available during the 2023 Special Meeting.

In this Proxy Statement, the terms the “Company,” “we,” “us,” and “our” refer to Virpax Pharmaceuticals, Inc. The mailing address of our principal executive offices is Virpax Pharmaceuticals, Inc., 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312.

2023 Special Meeting ADMISSION

Only stockholders as of November 22, 2023 (the “Record Date”) may attend the 2023 Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the Record Date. Such evidence of ownership can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Special Meeting, you will be required to present proof of your ownership of our Common Stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Special Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Special Meeting.

QUESTIONS & ANSWERS

Why are we calling this Special Meeting?

Our Board is soliciting your proxy to vote at the 2023 Special Meeting to be held on Thursday, December 28, 2023, at 11:00 a.m. Eastern time and any adjournments or postponements of the meeting. We refer to this meeting as the “2023 Special Meeting.” This proxy statement summarizes the purposes of the 2023 Special Meeting and the information you need to know to vote at the 2023 Special Meeting.

We have made available to you on the Internet or have sent you this proxy statement and the proxy card, because you owned shares of our Common Stock on the record date.

We are calling the 2023 Special Meeting to seek the approval of our stockholders:

1.      to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”), in substantially the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.00001 per share (“Common Stock”), at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board (the “Reverse Stock Split Proposal” or “Proposal 1”) and included in a public announcement;

2.      to approve an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of Common Stock that we will be available for awards under the 2022 Plan by 2,300,000 shares to 3,800,000 shares and to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31 (the “2022 Plan Amendment Proposal” or “Proposal 2”); and

3.      to approve an adjournment of the 2023 Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal and/or Plan Amendment Proposal (the “Adjournment Proposal” or “Proposal 3”).

What are the Board’s recommendations?

The Board believes that the Reverse Stock Split Proposal, the 2022 Plan Amendment Proposal and the Adjournment Proposal are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our 2023 Special Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date, November 22, 2023, are entitled to receive notice of the 2023 Special Meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 11,714,284 outstanding shares of Common Stock.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the 2023 Special Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the Record Date. Such evidence of ownership can be your proxy card. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will be required to present proof of your ownership of our Common Stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the Special Meeting.

What constitutes a quorum?

The presence at the 2023 Special Meeting, in person or by proxy, of the holders of 34% of the voting power of our capital stock outstanding and entitled to vote at the 2023 Special Meeting preset in person, present by remote communication or represented by proxy on the Record Date will constitute a quorum for our meeting. Signed proxies received but not voted will be included in the calculation of the number of shares considered to be present at the meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the 2023 Special Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

How do I vote?

On or about November 28, 2023, we will begin mailing the proxy materials to all stockholders of record on our books at the close of business on the Record Date and will post our proxy materials on the website referenced above. The website provides information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the 2023 Special Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on December 27, 2023.

Whether you plan to attend the 2023 Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions. You may specify whether your shares should be voted for, against or abstain with respect to any of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the 2023 Special Meeting. If

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

Vote on the Internet

You may submit your proxy by going to www.AALvote.com/VRPXSM and following the instructions provided in the proxy materials. You may also follow the instructions provided with your proxy materials and on your proxy card. Have your proxy card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can vote by telephone by dialing 1-866-804-9616. If. Have your proxy card in hand when you call.

Vote by Mail

You may choose to vote by mail, by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on December 27, 2023.

Voting at the 2023 Special Meeting

The method or timing of your vote will not limit your right to vote at the 2023 Special Meeting if you attend the 2023 Special Meeting and vote in person.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the 2023 Special Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

What if I vote and then change my mind?

You may revoke or change your proxy at any time before the final vote at the 2023 Special Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may

•        file with the Secretary of the Company a notice of revocation;

•        submit a later-dated proxy by mail, via internet or by telephone, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or

•        attend the 2023 Special Meeting and cast your vote in person.

For purposes of submitting your vote online, you may change or revoke your vote until 11:59 p.m. Eastern Time on December 27, 2023. At this deadline, the last vote submitted will be the vote that is counted. For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote at the 2023 Special Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the 2023 Special Meeting. However, because you are not the stockholder of record, you may not vote these shares at the 2023 Special Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

Assuming that a quorum is present, the following votes will be required to approve each proposal:

1.      to be approved the Reverse Stock Split Proposal (Proposal 1) must receive the affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented at the 2023 Special Meeting and voting on the Reverse Stock Split Proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

2.      to be approved the 2022 Plan Amendment (Proposal 2) must receive the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented at the 2024 Special Meeting and voting affirmatively or negatively on such matter. Since abstentions and broker non-votes are not considered votes cast, they will have no effect on the vote with respect to this proposal; and

3.      to be approved, the Adjournment Proposal (Proposal 3) must receive the affirmative vote of a majority of the votes cast by the holders of all of the shares of stock present or represented at the 2024 Special Meeting and voting affirmatively or negatively on such matter. Abstentions are not votes cast and will have no effect on the vote with respect to this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

Holders of the Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the 2023 Special Meeting.

What are “broker non-votes”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation (say-on-pay) and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposals 1 and 3 will be treated by the New York Stock Exchange as routine matters and Proposal 2 will be treated by the New York Stock Exchange as non-routine matter. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your broker, bank or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the 2023 Special Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

Who will count the votes?

One or more inspectors of election at the 2023 Special Meeting will tabulate and certify the votes.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1

APPROVAL OF THE AMENDMENT
TO THE COMPANY’S CHARTER
TO EFFECT THE REVERSE STOCK SPLIT

The Board has adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this proxy statement as Annex A, declared such amendment advisable, and is recommending that our stockholders approve, such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board still deems it advisable. Holders of the Common Stock are being asked to approve the proposal that Article IV of the Amended and Restated Certificate of Incorporation be amended to effect a reverse stock split of the Common Stock at a ratio in the range of one (1) share of Common Stock for every two (2) shares of Common Stock to one (1) share of Common Stock for every twenty (20) shares of Common Stock. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Amended and Restated Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, this vote will be of no further force and effect the Board will seek stockholder approval before implementing any reverse stock split after that time. The Board may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 11,714,284 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-15, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 780,952 shares. The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of the Nasdaq Capital Market (“Nasdaq”). See below for a discussion of the factors that the Board considered in determining the Reverse Stock Split Ratio, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Common Stock. As of the date of this proxy statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Stock. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2023 Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

As background, we received notice on April 10, 2023 from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq notifying us of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our Common Stock on the Nasdaq of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). We were given 180 days, or until October 9, 2023 to regain compliance; provided that the Nasdaq Staff retains discretion to grant an additional 180-calendar day grace period to determine that we have demonstrated an ability to maintain long-term compliance so long as we (i) meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and (ii) provide a written notice to the Staff of our intention to cure the deficiency during the second grace period by effecting a reverse stock split (which notice was provided by us to Nasdaq on February 14, 2023). On October 10, 2023, we were notified by the Nasdaq staff that we had been granted until April 8, 2024 to regain compliance with the minimum bid price requirement. In the event that we are unable to cure the deficiency, and ultimately receive notice that our Common Stock is being delisted, Nasdaq listing rules permit us to appeal the delisting determination by the Staff to a Nasdaq hearings panel. Accordingly, we are hereby asking our stockholders to approve a reverse split to, among other things, give us the option to seek to regain compliance with the Minimum Bid Price Requirement prior to expiration of the second compliance period.

The Board believes that the failure of stockholders to approve the Reverse Stock Split Proposal could prevent us from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the Common Stock, then the Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in Common Stock may decline and certain institutions may not have the ability to trade in the Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of the Common Stock. If the Common Stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in the Common Stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

If the stockholders approve the Reverse Stock Split Proposal and the Board determines to implement the Reverse Stock Split, we will file a certificate of amendment to amend the existing provision of our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Amended and Restated Certificate of Incorporation, which is annexed to this proxy statement as Annex A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of Common Stock.

If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

•        our ability to maintain our listing on the Nasdaq Capital Market;

•        the historical trading price and trading volume of the Common Stock;

•        the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the reverse stock split on the trading market for the Common Stock in the short and long term;

•        which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and

•        prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common Stock.    As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security. As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock and regain compliance with the Nasdaq Minimum Bid Price Requirement. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security. Our Common Stock is listed on Nasdaq and the continuing failure to comply with the Minimum Bid Price Requirement may be cured, if the closing share price is at least $1.00 per share, and the price remains at or above the level for at least the following 10 business days prior to expiration of any Nasdaq grace period. Our request included a written notice to the Staff of our intention to cure the deficiency during this grace period by effecting a reverse stock split, if necessary. The Board believes that the Reverse Stock Split may potentially assist us in achieving compliance with the Minimum Bid Price Requirement. We currently believe that we are in compliance with all other applicable continued listing requirements of Nasdaq.

To potentially improve the liquidity of the Common Stock.    A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market. If the Reverse Stock Split Proposal is approved and the Board believes that effecting the Reverse Stock Split is in our best interest and the best interest of our stockholders, the Board may effect this Reverse Stock Split, regardless of whether our stock is at risk of delisting from Nasdaq Capital Market, for purposes of enhancing the liquidity of the Common Stock and to facilitate capital raising.

To increase the number of additional shares issuable under the Company’s charter.    A Reverse Stock Split will reduce the nominal number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of Company warrants or options, while leaving the number of shares issuable under our charter unchanged. A Reverse Stock Split will therefor effectively increase the number of shares of the Common Stock that we are able to issue. This effective increase will facilitate future capital fundraising on our part. As a biotechnology company without a revenue generating product yet on the market and considerable development costs that must be funded to bring a product to market, we are likely to require additional capital funding. Some investors may find the Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Common Sock authorized for issuance. However, other investors may find the Common Stock a less attractive investment with the knowledge that additional dilution of the Common Stock is possible.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth below and in our SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock.    As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing bid price of the Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock.    The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.    If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company.    The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock.    Since the Reverse Stock Split Proposal would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of our warrants or options, while leaving the number of shares authorized and issuable under our Charter unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

•        the number of issued and outstanding shares of Common Stock (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;

•        based on the final Reverse Stock Split Ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately; and

•        the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 11,714,284 shares of Common Stock actually outstanding as of November 22, 2023. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares of Common Stock Before Reverse Stock Split	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-2 basis	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-20 basis
Authorized Common Stock	100,000,000	100,000,000	100,000,000
Shares of Common Stock issued and outstanding	11,714,284	5,857,142	585,714
Shares of Common Stock issuable under outstanding options, Preferred Stock and RSUs or reserved for issuance under existing plans	2,199,217	1,099,608	109,961
Shares of Common Stock authorized but unissued (Authorized Common Shares minus issued and outstanding shares, shares issuable upon outstanding options and RSUs and shares reserved for issuance under existing incentive plans)	86,086,499	93,043,250	99,304,325

We are currently authorized to issue a maximum of 100,000,000 shares of our Common Stock. As of the Record Date, there were 11,714,284 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants, which could be exercised or converted after the Reverse Stock Split is effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq Capital Market (other than to the extent it facilitates compliance with Nasdaq Capital Market continued listing standards). Following the Reverse Stock Split, the Common Stock will continue to be listed on the Nasdaq Capital Market, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split

(except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split.    The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the amendment to our Amended and Restated Certificate of Incorporation (the “Reverse Stock Split Amendment”), if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2023 Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital.    The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.00001 per share of Common Stock and $0.00001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares.    If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

No Appraisal Rights.    Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

Fractional Shares.    We do not intend to issue fractional shares in connection with the Reverse Stock Split. and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

•        a bank, insurance company or other financial institution;

•        a tax-exempt or a governmental organization;

•        a real estate investment trust;

•        an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•        a regulated investment company or a mutual fund;

•        a dealer or broker in stocks and securities, or currencies;

•        a trader in securities that elects mark-to-market treatment;

•        a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

•        a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•        a corporation that accumulates earnings to avoid U.S. federal income tax;

•        a person whose functional currency is not the U.S. dollar;

•        a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

•        a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;

•        a person subject to Section 451(b) of the Code; or

•        a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (‘‘FATCA’’), withholding taxes may apply to certain types of payments made to ‘‘foreign financial institutions’’ (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on the Reverse Stock Split Proposal at the 2023 Special Meeting is required for approval of the Reverse Stock Split Proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE
STOCK SPLIT PROPOSAL.

PROPOSAL 2

AMENDMENT TO THE VIRPAX PHARMACEUTICALS, INC. 2022 EQUITY INCENTIVE PLAN

The 2022 Plan was initially approved by the Board and our stockholders in June 2022. The 2022 Plan, as adopted, reserved an aggregate of 1,500,000 shares of Common Stock for issuance thereunder, and to approve the rollover of all unused shares of Common Stock reserved under our 2017 Equity Incentive Plan (the “2017 Plan”) and shares from outstanding awards that are canceled or forfeited under the 2017 Plan for issuance under the 2022 Plan. On October 23, 2023, our Board approved, subject to stockholder approval, an amendment to the 2022 Plan to (i) increase the number of shares authorized for issuance thereunder by 2,300,000 shares of common stock, and (ii) to increase the evergreen provision percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31. The proposed Amendment No. 1 to the 2022 Plan (the “2022 Plan Amendment”), is attached hereto as Annex B.

A summary of the 2022 Plan, as proposed to be amended, is set forth below. This summary is qualified in its entirety by the full text of the proposed 2022 Plan Amendment.

Reasons for the Proposed Amendment

The Board recommends that stockholders vote “FOR” the adoption of the 2022 Plan Amendment to increase the number of authorized shares and to increase the evergreen provision percentage. In making such recommendation, the Board considered a number of factors, including the following:

•        Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The 2022 Plan Amendment will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors and consultants.

•        We believe the current amount of shares remaining available for grant under the 2022 Plan are not sufficient in light of our compensation structure and strategy, and that the additional 2,300,000 shares being sought plus future increases pursuant to the amended evergreen provision will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the 2022 Plan Amendment.

Stockholders are asked to approve the 2022 Plan Amendment to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the 2022 Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Share Usage and Key Data

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee monitors our annual stock award Burn Rate and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Committee’s judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, non-employee directors and consultants. The table below illustrates our Burn Rate and Overhang under our Plan for the past three fiscal years with details of each calculation noted below the table.

	2022	2021	2020
Burn Rate(1)	4%	2%	9%
Overhang(2)	19%	12%	22%

____________

(1)      Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/(total common shares outstanding for that fiscal year).

(2)      Overhang is (number of shares subject to outstanding awards at the end of a fiscal year + number of shares available for new awards under incentive plan)/(number of shares subject to outstanding awards at the end of the fiscal year + number of shares available for new awards under incentive plan + total common shares outstanding for that fiscal year).

Text of the Amendment

The proposed 2022 Plan Amendment is attached hereto as Annex B. The proposed 2022 Plan Amendment increases the 1,500,000 shares reserved for issuance of awards under the 2022 Plan 3,800,000 shares and increases the percentage by which the number of shares reserved for issuance under the 2022 Plan shall be cumulatively increased on January 1, 2025, and on each January 1 thereafter, from 2.0%% to 5.0% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st.

As of November 22, 2023, we have 741,377 shares of Common Stock available for future issuance under the 2022 Plan (not including future increases under the 2022 Plan’s evergreen provision). Including future increases under the 2022 Plan’s evergreen provision that are anticipated on January 1, 2024, we do not believe that the number of awards remaining available for grant under the 2022 Plan is sufficient to enable us to retain and recruit employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success. We estimate that with the 2022 Plan Amendment, we will have a sufficient number of shares of Common Stock to cover issuances under the 2022 Plan through the end of 2025.

In the event that our stockholders do not approve this proposal, the 2022 Plan Amendment will not become effective and awards will continue to be made under the 2022 Plan to the limited extent that there are available shares of our Common Stock to do so.

Summary of the 2022 Plan

Available Shares

The 2022 Plan currently reserves an aggregate of (i) 1,500,000 shares of our Common Stock for the issuance of awards under the 2022 Plan (all of which may be granted as ISOs), plus (ii) an additional number of shares of Common Stock subject to outstanding awards under the 2017 Plan that become forfeited or canceled without payment or which are surrendered in payment of the exercise price and/or withholding taxes (collectively, the “Share Limit”). Pursuant to the 2022 Plan’s current “evergreen” provision, the Share Limit shall be cumulatively increased on January 1, 2023, and on each January 1 thereafter, by 2% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares as determined by our Board.

In applying the aggregate share limitation under the 2022 Plan, shares of Common Stock (i) subject to awards that are forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or otherwise forfeited, or terminated without payment being made thereunder and (ii) that are surrendered in payment or partial payment of the exercise price of an option or stock appreciation right or taxes required to be withheld with respect to the exercise of Stock Options or stock appreciation rights or in payment with respect to any other form of award are not counted and, therefore, may be made subject to new awards under the 2022 Plan.

The proposed 2022 Plan Amendment increases the 1,500,000 shares reserved for issuance of awards under the 2022 Plan to 3,800,000 shares and increases the maximum percentage by which the Share Limit shall be cumulatively increased on January 1, 2025, and on each January 1 thereafter, by 5.0% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31.

Administration.    The 2022 Plan is administered by the Compensation Committee. The Compensation Committee has discretion to determine the individuals to whom awards may be granted under the 2022 Plan, the number of shares of Common Stock, units or other rights subject to each award, the type of award, the manner in which such awards will vest, and the other conditions applicable to awards. The Compensation Committee is authorized to interpret the 2022 Plan, to prescribe, amend and rescind any rules and regulations relating to the 2022 Plan and to make any other determinations necessary or desirable for the administration of the 2022 Plan. All interpretations, determinations and actions by the Compensation Committee are final, conclusive and binding on all parties.

Eligibility.    Any employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by our Compensation Committee to be an employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any of its subsidiaries provided that the award agreement for any grant of an award to a prospective employee, officer, director, consultant, advisor or other individual service provider will contain appropriate forfeiture provisions in the event such individual does not become employed or engaged by the Company or applicable subsidiary, is eligible to participate in the 2022 Plan. As of November 22, 2023, we had six non-employee directors and approximately seven employees, including three executive officers. As of November 22, 2023, no person is eligible to participate as a result of a determination by the Compensation Committee that such person is a prospective employee, director or consultant of the Company or any of our subsidiaries. As awards under the 2022 Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Automatic Stock Option Grants

The 2022 Plan provides that:

•        on January 1 of each year, each non-employee director will be granted Stock Options under the 2022 Plan to purchase 15,000 shares of our Common Stock.

•        each new non-employee director will be granted Stock Options under the 2022 Plan to purchase up to 25,000 shares of our Common Stock, as determined by the Compensation Committee, at the time the individual first becomes a director.

•        on January 1, of each year, each then serving non-Chair member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee shall automatically be granted Stock Options to purchase 5,000 shares of Common Stock under the 2022 Plan, and the Chair of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee shall each be granted Stock Options to purchase 10,000 shares of Common Stock under the 2022 Plan.

All such options will become exercisable on the one-year anniversary of the date of grant.

Types of Awards.    Under the 2022 Plan, the Compensation Committee may grant nonqualified Stock Options (“NSOs”), ISOs, stock appreciation rights (“SARs”), restricted stock, stock units, performance shares, performance units, other cash-based awards and other stock-based awards. The terms of each award will be set forth in a written agreement with the recipient.

Stock Options.    The Compensation Committee will determine the exercise price and other terms for each option and whether the options will be NSOs or ISOs. The exercise price per share of each option will not be less than 100% of the closing price of the Company’s Common Stock on the date of grant or, if there are no trades on such date, then the closing price of a share of our Common Stock on the most recent date preceding the date of grant on which shares of Common Stock were publicly traded (or 110% of the fair market value per share in the case of ISOs granted to a ten-percent or more shareholder). However, if permissible under law and the rules of the exchange or national market system on which the Company’s Common Stock is listed, options to participants who are not residents of the U.S. may be granted at a price below fair market value on the date of grant. On November [•], 2023, the closing sale price of a share of our Common Stock reported on Nasdaq was $[•].

ISOs may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an ISO does not qualify as an ISO, it will be treated as a nonqualified option.

A participant may exercise an option by written notice and payment of the exercise price in cash, or, as determined by the Compensation Committee, through delivery of previously owned shares, the withholding of shares deliverable upon exercise, a cashless exercise program implemented by the Compensation Committee in connection with the 2022 Plan, and/or such other method as approved by the Compensation Committee and set forth in an award agreement. The maximum term of any option granted under the 2022 Plan is ten years from the date of grant (five years in the case of an ISO granted to a ten-percent or more shareholder). The Compensation Committee may, in its discretion, permit a holder of an NSO to exercise the option before it has otherwise become exercisable, in which case the shares of the Company’s Common Stock issued to the recipient will be restricted stock having analogous vesting restrictions to the unvested NSO before exercise.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent or more shareholder) from the date of grant. Options granted under the 2022 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

Unless an award agreement provides otherwise, if a participant’s Continuous Service (as defined in the 2022 Plan) terminates (i) by reason of his or her death or Disability (as defined in the 2022 Plan), any option held by such participant may be exercised, to the extent otherwise exercisable, by the participant or his or her estate or personal representative, as applicable, at any time in accordance with its terms for up to one year after the date of such participant’s death or termination of Continuous Service, as applicable, (ii) for Cause (as defined in the 2022 Plan), any option held by such participant will be forfeited and cancelled as of the date of termination of Continuous Service and (iii) for any reason other than death, Disability or Cause, any option held by such participant may be exercised, to the extent otherwise exercisable, up until ninety (90) days following termination of Continuous Service.

Stock Appreciation Rights.    The Compensation Committee may grant SARs independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The base price per share of each SAR will not be less than 100% of the closing price of a share of the Company’s Common Stock on the date of grant or, if there are no trades on such date, then the closing price of a share of the Company’s Common Stock on the most recent date preceding the date of grant on which shares of Common Stock were publicly traded. The maximum term of any SAR granted under the 2022 Plan will be ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value on the exercise date of one share of our Common Stock over the base price, multiplied by the number of shares of Common Stock as to which the SAR is exercise. Payment may be made in shares of Company Common Stock, in cash, or partly in shares of Company Common Stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units.    The Compensation Committee may award restricted Common Stock and/or stock units under the 2022 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of the Company’s Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee, subject to applicable tax withholding requirements. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Unless the Compensation Committee determines otherwise at the time of grant, holders of restricted stock will have the right to vote the shares and receive all dividends and other distributions. Stock units may be granted with dividend equivalent rights.

Performance Shares and Performance Units.    The Compensation Committee may award performance shares and/or performance units under the 2022 Plan. Performance shares and performance units are awards, payable in shares of the Company’s Common Stock, cash or a combination thereof, which are earned during a specified time period subject to the attainment of performance goals, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards.    The Compensation Committee may award incentive bonus awards payable in cash or shares of Common Stock, as set forth in an award agreement. Incentive bonus awards may be based upon the attainment of specified levels of Company or subsidiary performance. The amount of an incentive bonus award to be paid upon the attainment of each targeted level of performance will equal a percentage of a participant’s base salary for the fiscal year, a fixed dollar amount or such other formula, as determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to each incentive bonus award.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of stock-based or cash-based awards under the 2022 Plan, including the grant or offer for sale of unrestricted shares of the Company’s Common Stock, in such amounts and subject to such terms and conditions as the Compensation Committee determines.

Transferability.    Awards granted under the 2022 Plan will not be transferable other than by will or by the laws of descent and distribution, except that the Compensation Committee may permit NSOs, share-settled SARs, restricted stock, performance share or share-settled other stock-based awards to be transferred to family members and/or for estate planning or charitable purposes.

Adjustments to Shares.    The Share Limit, numbers of shares subject to automatic grants as described above, and other references to numbers of shares of Company Common Stock under the 2022 Plan are subject to adjustment in the event of a subdivision, consolidation, reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split, or other similar change in the Company’s capitalization.

Change in Control.    The Compensation Committee may, at the time of the grant of an award, provide for the effect of a Change in Control (as defined in the 2022 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a Change in Control. Unless otherwise provided by an award agreement, the Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a Change in Control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option and/or SAR; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of the Company’s Common Stock on the date of the Change in Control; or (f) terminate any award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any option or SAR does not exceed the exercise price of such option or SAR, the Compensation Committee may cancel the option or SAR without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the change in control to holders of the Company’s Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Compensation Committee determines that no amount would have been attained upon the realization of the participant’s rights, then such award may be terminated by the Company without payment. The Compensation Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the award prior to the change in control) and/or make such other modifications, adjustments or amendments to outstanding Awards or the 2022 Plan as the Compensation Committee deems necessary or appropriate.

Term; Amendment and Termination.    No award may be granted under the 2022 Plan on or after the ten-year anniversary of the 2022 Plan’s adoption by the Board. The Board may suspend, terminate, or amend the 2022 Plan in any respect at any time, provided, however, that (i) no amendment, suspension or termination may materially impair the rights of a participant under any awards previously granted, without his or her consent, (ii) the Company shall obtain stockholder approval of any 2022 Plan amendment as required to comply with any applicable law, regulation or stock exchange rule and (iii) stockholder approval is required for any amendment to the 2022 Plan that (x) increases the number of shares of Common Stock available for issuance thereunder or (y) changes the persons or class of persons eligible to receive awards.

New Plan Benefits

The grant of options and other awards under the 2022 Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group other than the anticipated annual director grants.

Since it is not possible to determine the exact number of awards that will be granted under the 2022 Plan, the awards granted during fiscal 2022 under the 2022 Plan are set forth in the following table.

Name and position	Number of RSUs Granted	Number of Shares Underlying Options Granted
Anthony Mack, Former Chief Executive Officer(1)		60,676
Jeffrey Gudin, MD, Executive VP, Chief Medical Officer		60,676
Christopher Chipman, Former Chief Financial Officer(2)		60,676

All Current Executive Officers as a Group		181,352
All Current Non-employee Directors as a Group		77,601
All Current Non-Executive Officer Employees as a Group		75,000

____________

(1)      Mr. Mack resigned as our Chief Executive Officer effective November 17, 2023. Mr. Gerald Bruce was appointed as our Chief Executive Officer effective as of November 20, 2023.

(2)      Mr. Chipman resigned as our Chief Financial Officer effective June 30, 2023. Vinay Shah was appointed as our Chief Financial Officer effective as of June 20, 2023.

Material U.S. Federal Income Tax Treatment of Options and Awards

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2022 Plan and the Company. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options (“ISO”)

An ISO results in neither taxable income to the optionee, nor a deduction to the Company at the time it is granted or exercised. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to the limitations of Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options (“NSO”)

A NSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a NSO will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, including the limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a NSO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights (“SAR”)

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If the grantee receives the appreciation inherent in the SAR (change in stock price plus dividends from grant date to settlement date) in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the grantee receives the appreciation inherent in the SAR in stock, the value of the stock received is taxable as ordinary income at the fair market value of the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Awards/Performance Stock Awards

No income will be recognized at the time of grant by the recipient of a restricted stock award or performance stock award while such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock awarded will constitute ordinary income to the employee. Subject to the applicable limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the recipient.

Other Awards

In the case of an award of RSUs, performance awards, dividend equivalents or dividend equivalent units or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information

Equity Incentive Plan

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders(1)	1,172,281	(2)	$5.38	1,515,591	(3)(4)
Equity compensation plans not approved by security holders	—		—	—
Total	1,172,281		5.38	1,515,591

____________

(1)      The amounts shown in this row include securities under the 2017 Plan and the 2022 Plan.

(2)      Includes 1,172,281 and 0 shares of Common Stock issuable upon exercise of outstanding options pursuant to the 2017 Plan and the 2022 Plan, respectively, as of December 31, 2022.

(3)      In accordance with the “evergreen” provision in the 2022 Plan, an additional 234,286 shares were automatically made available for issuance on the first day of 2023, which represents 2% of the number of shares outstanding on December 31, 2022; these shares are excluded from this calculation.

(4)      Includes 0 and 1,515,591 shares of Common Stock available for issuance under the 2017 Plan and the 2022 Plan, respectively, as of December 31, 2022.

Interests of Directors and Executive Officers

Our directors and executive officers have substantial interests in the matters set forth in this proposal since equity awards may be granted to them under the 2022 Plan.

Vote Required

The affirmative vote of a majority of the holders of shares having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the 2023 Special Meeting and voting affirmatively or negatively on such matter is required to approve the 2022 Plan Amendment. Abstentions and broker non-votes are not considered votes cast and, accordingly, will have no effect on the vote with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE VIRPAX PHARMAEUTICALS, INC. 2022 EQUITY INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer, and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2022 and December 31, 2021 for services rendered in all capacities to us for the years ended December 31, 2022 and December 31, 2021. These individuals are our named executive officers for 2022. We had no other executive officers in 2022:

Name & Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards		Total
Anthony Mack	2022	$467,000		$238,000	$—	$79,000	(1)	$784,000
Former Chief Executive Officer, Chairman(3)	2021	$375,000		$225,000	$—	$158,000	(1)	$758,000
Jeffrey Gudin, MD	2022	$157,000		$47,000	$—	$81,000	(1)	$285,000
Executive VP, Chief Medical Officer	2021	$100,000		$45,000	$—	$158,000	(1)	$303,000
Christopher Chipman	2022	$296,000	(2)	$90,000	$—	$81,000	(1)	$467,000
Former Chief Financial Officer(4)	2021	$236,000		$100,000	$—	$79,000	(1)	$415,000

____________

(1)      Amounts reflect the full grant date fair value of stock options granted during the years ended December 31, 2022 and 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 8 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)      Amounts reflect consulting fees of $63,000, paid to Mr. Chipman pursuant to an independent contractor agreement dated May 1, 2020, and salaries and wages of $173,000, paid to Mr. Chipman pursuant to his employment agreement dated April 7, 2021.

(3)      Mr. Mack resigned as our Chief Executive Officer effective November 17, 2023.

(4)      Mr. Chipman resigned as our Chief Financial Officer effective June 30, 2023.

The Board, in consultation with our Compensation Committee, annually reviews the compensation paid to our Named Executive Officers to assess the adequacy of the compensation paid to our Named Executive Officers. These annual assessments are done in order to periodically align our compensation practices with what the Board believes to be compensation levels more commensurate with companies of similar size and development stage as the Company. Pursuant to these annual assessments, on January 25, 2023, the Compensation Committee approved cash bonus awards and increase to the base salaries for each of our Named Executive Officers based upon the Company’s and management’s performance in 2022. Based on these assessments, Mr. Mack, Mr. Chipman and Dr. Gudin were awarded bonuses of $238,000, $90,000, and $47,000, respectively. In addition, Mr. Mack’s base salary was increased to $494,000 per year, Mr. Chipman’s base salary was increased to $312,000 per year, and Dr. Gudin’s base salary was increased to $164,000 per year.

On January 31, 2022, based upon the recommendation of the Compensation Committee, the Board approved increases to the base salaries paid to our Named Executive Officers and approved cash bonus awards for each of our Named Executive Officers based upon the Company’s and management’s performance in 2021. Based on these assessments, Mr. Mack, Mr. Chipman and Dr. Gudin were awarded bonuses of $225,000, $100,000 and $45,000, respectively. In addition, pursuant to the employment agreements with each of our Named Executive Officers, Mr. Mack’s base salary was increased to $475,000 per year, Mr. Chipman’s base salary was increased to $300,000 per year, and Dr. Gudin’s base salary was increased to $157,500 per year.

Compensation Arrangements with Our Named Executive Officers and Current Executive Officers

Mr. Mack

On September 18, 2018, we entered into an employment agreement with Mr. Mack, as amended (the “Mack Employment Agreement”). The term of the Mack Employment Agreement initiated upon the commencement of the agreement and terminated upon either death, Disability, for Cause, for Good Reason (as such terms are defined in the

Mack Employment Agreement), or for other reasons by us or Mr. Mack. Under the Mack Employment Agreement, Mr. Mack was initially paid an annual base salary of $375,000 which was increased to$494,000 on January 25, 2023 and was subject to annual increases at the discretion of the Board and an annual performance bonus targeted at an amount equal to 50% of his base salary based on the achievement of our corporate objectives and Mr. Mack’s individual performance metrics, in each case as established by the Board in consultation with Mr. Mack. Upon the recommendation of the Compensation Committee and in consultation with Mr. Mack, the Board could have awarded Mr. Mack an annual bonus in excess of the targeted amount. To receive any bonus, Mr. Mack must have been employed by the Company at the time of payment. The Mack Employment Agreement was terminable by us immediately upon written notice to Mr. Mack, or by Mr. Mack upon 30 days’ notice provided to us or immediately upon written notice by Mr. Mack with Good Reason. Concurrent with the execution of his employment agreement, we and Mr. Mack agreed to an executive confidentiality agreement (the “Executive Confidentiality Agreement”) that contains standard non-disclosure and non-competition provisions. In the event we terminated the Mack Employment Agreement other than for Cause, or Mr. Mack terminated the Mack Employment Agreement for Good Reason, we would have paid him the then effective base salary for a period of twelve months following the effective date of the termination and reimbursement of medical insurance premiums for him and his family for 12 months or until eligible for medical from another employer. However, payment of the effective base salary was subject to the execution of a release of claims and the compliance by Mr. Mack with such release and all terms and provisions of the employment agreement and Executive Confidentiality Agreement that survive the termination of Mr. Mack’s employment.

Mr. Mack elected to forgo his salary and defer his compensation through March 2021. Upon the closing of our underwritten public offering in September 2021, we paid to Mr. Mack $1,051,875 in deferred compensation due to him under the Mack Employment Agreement.

Effective August 15, 2023, we entered into an amendment to the Mack Employment Agreement, which provided that if the Mack Employment Agreement was terminated by Mr. Mack for Good Reason or by us without Cause (other than on account of Mr. Mack’s death or disability), subject to the Company’s receipt of a release in each case within twelve months following a Change in Control (as defined in the Mack Employment Agreement), Mr. Mack would have been entitled to receive his Accrued Obligations (as defined in the Mack Employment Agreement) and, subject to Mr. Mack’s compliance with the terms of the Mack Employment Agreement, Mr. Mack would have been entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Mack’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Mack’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Mack under our 2022 Plan.

Effective November 17, 2023, Mr. Mack resigned as our Chief Executive Officer.

Mr. Gerald Bruce

Effective November 20, 2023, Mr. Bruce was appointed to serve as our Chief Executive Officer. The terms of Mr. Bruce’s compensation for service as our Chief Executive Officer have not yet been determined,

Dr. Gudin

On April 15, 2021, we entered into an employment agreement with Dr. Gudin, as amended (the “Gudin Employment Agreement”). The Gudin Employment Agreement provides for Dr. Gudin to continue to serve as our Executive Vice President and Chief Medical Officer reporting to our Chief Executive Officer and provides for an initial annual base salary of $150,000 which was increased to $164,000 on January 25, 2023 and is subject to annual increases at the discretion of the Board. Under the Gudin Employment Agreement, Dr. Gudin is eligible for an annual bonus with a target amount of 30% of his base salary, which will be awarded by our Board in its sole discretion based on the achievement of the Company and Dr. Gudin of corporate and personal performance metrics established by the Board on an annual basis. Upon the recommendation of the Compensation Committee and in consultation with Dr. Gudin, the Board may award Dr. Gudin an annual bonus in excess of the targeted amount. To receive any bonus, Dr. Gudin must be employed by the Company at the time of payment. Dr. Gudin may also receive, in the discretion of the Board, equity awards under the 2022 Plan or any other equity incentive plan that the Company may adopt in the future. Dr. Gudin will also be eligible to receive other customary benefits described in the Gudin Employment Agreement.

We may terminate the Gudin Employment Agreement upon written notice to Dr. Gudin in the event of death or Disability (as defined in the Gudin Employment Agreement), in which event we would have no further obligations under the Gudin Employment Agreement, except for any Accrued Obligations (as defined in the Gudin Employment Agreement) and any portion of an earned annual bonus which remains unpaid at the time of termination. We may also terminate the Gudin Employment Agreement for Cause (as defined in the Gudin Employment Agreement) immediately upon providing written notice of such termination to Dr. Gudin. If we terminate the Gudin Employment Agreement for Cause, we would have no further obligation under the Gudin Employment Agreement, except for any Accrued Obligations due. We may terminate the Gudin Employment Agreement without Cause immediately upon written notice of termination to Dr. Gudin. If we terminate the Gudin Employment Agreement without Cause, in addition to any Accrued Obligations due, Dr. Gudin is entitled to receive (i) severance payments in an amount equal to Dr. Gudin’s base salary for a period of six months after the effective date of the termination and (ii) reimbursement of medical insurance premiums until the earlier of (1) six months or (2) the date Dr. Gudin becomes eligible for medical benefits through another employer, subject to certain conditions.

Dr. Gudin may terminate his agreement for Good Reason (as defined in the Gudin Employment Agreement) upon providing written notice of such termination to us. If Dr. Gudin terminates his employment for Good Reason, Dr. Gudin will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by us without Cause.

If the Gudin Employment Agreement is terminated by Dr. Gudin for Good Reason or by us without Cause (other than on account of Dr. Gudin’s death or Disability), in each case within twelve months following a Change in Control (as defined in the Gudin Employment Agreement), Dr. Gudin will be entitled to receive the Accrued Obligations and, subject to Dr. Gudin’s compliance with the terms of the Gudin Employment Agreement, Dr. Gudin will be entitled to receive the following: (i) a lump sum payment equal to two times the sum of Dr. Gudin’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Dr. Gudin’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Dr. Gudin under the 2022 Plan.

The Gudin Employment Agreement has a term of three years from the effective date. In connection with his entry into the Gudin Employment Agreement, Dr. Gudin entered into a customary Confidential Disclosure Invention Assignment Agreements with us.

Mr. Chipman

On April 7, 2021, we entered into an employment agreement with Christopher Chipman, as amended (the “Chipman Employment Agreement”). The Chipman Employment Agreement provided for Mr. Chipman to serve as the Company’s Chief Financial Officer reporting to the Company’s Chief Executive Officer and provided for an initial annual base salary of $250,000 which was increased to $312,000 on January 25, 2023 and was subject to annual increases at the discretion of the Board. Under the Chipman Employment Agreement, Mr. Chipman was eligible for an annual bonus with a target amount equal to 30% of his base salary, awarded by our Board in its sole discretion based on the achievement of the Company and Mr. Chipman of corporate and personal performance metrics established by the Board on an annual basis. Upon the recommendation of the Compensation Committee and in consultation with Mr. Chipman, the Board could have awarded Mr. Chipman an annual bonus in excess of the targeted amount. To receive any bonus, Mr. Chipman must have been employed by the Company at the time of payment. Mr. Chipman could have also received, in the discretion of the Board, equity awards under the 2022 Plan, or any other equity incentive plan that the Company adopted. Mr. Chipman was also eligible to receive other customary benefits described in the Chipman Employment Agreement.

The Chipman Employment Agreement was terminable by us upon written notice to Mr. Chipman in the event of death or Disability (as defined in the Chipman Employment Agreement), in which event the Company would have no further obligations under the Chipman Employment Agreement, except for any Accrued Obligations (as defined in the Chipman Employment Agreement) and any portion of an earned annual bonus which remains unpaid at the time of termination. We also could have terminate the Chipman Employment Agreement for Cause (as defined in the Chipman Employment Agreement) immediately upon providing written notice of such termination to Mr. Chipman. If we terminated the Chipman Employment Agreement for Cause, we would have no further obligation under the Chipman Employment Agreement, except for any Accrued Obligations due. We could have terminated the

Chipman Employment Agreement without Cause immediately upon written notice of termination to Mr. Chipman. If we terminated the Chipman Employment Agreement without Cause, in addition to any Accrued Obligations due, Mr. Chipman was entitled to receive (i) severance payments in an amount equal to Mr. Chipman’s base salary for a period of six months after the effective date of the termination and (ii) reimbursement of medical insurance premiums until the earlier of (1) six months or (2) the date Mr. Chipman becomes eligible for medical benefits through another employer, subject to certain conditions.

Mr. Chipman could have terminated his agreement for Good Reason (as defined in the Chipman Employment Agreement) upon providing written notice of such termination to us. If Mr. Chipman terminated his employment for Good Reason, Mr. Chipman would have been entitled to receive the same payments and benefits on the same terms and conditions as would have been applicable upon termination by us without Cause.

If the Chipman Employment Agreement was terminated by Mr. Chipman for Good Reason or by us without Cause (other than on account of Mr. Chipman’s death or Disability), in each case within twelve months following a Change in Control (as defined in the Chipman Employment Agreement), Mr. Chipman would have been entitled to receive the Accrued Obligations and, subject to Mr. Chipman’s compliance with the terms of the Chipman Employment Agreement, Mr. Chipman would have been entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Chipman’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Chipman’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Chipman under the 2022 Plan.

The Chipman Employment Agreement had a term of three years from the effective date. In connection with his entry into the Chipman Employment Agreement, Mr. Chipman entered into a customary Confidential Disclosure Invention Assignment Agreements with the Company.

On June 18, 2023, Mr. Chipman notified the Chairman of the Board of his decision to resign from his position as our Chief Financial Officer to pursue other opportunities. Mr. Chipman’s employment terminated on June 30, 2023. We entered into a separation agreement and release with Mr. Chipman (the “Separation Agreement”), effective as of June 30, 2023, providing for (i) the payment to Mr. Chipman of a total of $234,000, (the “Severance Amount”) in four equal monthly installments of $58,500; (ii) reimbursement of COBRA payments for four months; and (iii) the acceleration of the vesting of all shares subject to option awards, such options to be exercisable until the Severance Amount is fully paid. Any options that are not timely exercised will be nullified. The Separation Agreement also contains mutual non-disparagement obligations and a mutual standard release of claims.

Mr. Shah

Effective June 20, 2023, we entered into an employment agreement with Vinay Shah (the “Shah Employment Agreement”). The Shah Employment Agreement provides for Mr. Shah to serve as the Company’s Chief Financial Officer reporting to the Company’s Chief Executive Officer and provides for an annual base salary of $312,000, subject to annual increases at the discretion of the Board of Directors. Under the Shah Employment Agreement, Mr. Shah is eligible for an annual bonus with a target amount equal to 30% of his base salary, which will be awarded by our Board in its sole discretion based on the achievement of the Company and Mr. Shah of corporate and personal performance metrics established by the Board on an annual basis. Upon the recommendation of the Compensation Committee and in consultation with Mr. Shah, the Board may award Mr. Shah an annual bonus in excess of the targeted amount. To receive any bonus, Mr. Shah may also receive, in the discretion of the Board, equity awards under the 2022 Plan, or any other equity incentive plan that the Company may adopt in the future. Mr. Shah will also be eligible to receive other customary benefits described in the Shah Employment Agreement. Mr. Shah was awarded an option to purchase up to 100,000 shares of the Company’s common stock, 25% vesting after 12 months of his continuous services and the remaining 75% vesting in equal monthly installments over the next 24 months.

The Company may terminate the Shah Employment Agreement upon written notice to Mr. Shah in the event of Disability (as defined in the Shah Employment Agreement), in which event the Company would have no further obligations under the Shah Employment Agreement, except for any Accrued Obligations (as defined in the Shah

Employment Agreement) and any portion of an earned annual bonus which remains unpaid at the time of termination. The Company may also terminate the Shah Employment Agreement for Cause (as defined in the Shah Employment Agreement) immediately upon providing written notice of such termination to Mr. Shah. If the Company terminates the Shah Employment Agreement for Cause, the Company would have no further obligation under the Shah Employment Agreement, except for any Accrued Obligations due. The Company may terminate the Shah Employment Agreement other than with respect to a Disability or for Cause immediately upon written notice of termination to Mr. Shah and if it does so subject to the Company’s receipt of a release, in addition to any Accrued Obligations due, Mr. Shah is entitled to receive (i) severance payments in an amount equal to Mr. Shah’s base salary for a period of twelve months after the effective date of the termination and (ii) reimbursement of medical insurance premiums until the earlier of (1) twelve months or (2) the date Mr. Shah becomes eligible for medical benefits through another employer, subject to certain conditions.

Mr. Shah may terminate his agreement for Good Reason (as defined in the Shah Employment Agreement) upon providing written notice of such termination to us. If Mr. Shah terminates his employment for Good Reason, Mr. Shah will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by the Company other than for Disability or for Cause.

If the Shah Employment Agreement is terminated by Mr. Shah for Good Reason or by us without Cause (other than on account of Mr. Shah’s death or Disability), subject to the Company’s receipt of a release in each case within twelve months following a Change in Control (as defined in the Shah Employment Agreement), Mr. Shah will be entitled to receive the Accrued Obligations and, subject to Mr. Shah’s compliance with the terms of the Shah Employment Agreement, Mr. Shah will be entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Shah’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Shah’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Shah under the 2022 Plan.

The Shah Employment Agreement has a term of three years from the effective date. In connection with his entry into the Shah Employment Agreement, Mr. Shah entered into a customary Confidential Disclosure Invention Assignment Agreements with the Company.

Severance subject to release of claims.

Our obligation to provide an executive with severance payments and other benefits under each executive’s employment or consulting agreement, as applicable, is conditioned on the executive signing (and not subsequently revoking) an effective release of claims in favor of us.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement finance due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Board shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Board may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

Outstanding Equity Awards at Fiscal Year End — 2022

The following table sets forth information concerning the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2022:

Name	Grant Date	Option Awards			Option Expiration Date
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Anthony Mack	5/18/2019(3)	20,225	—	9.89	5/18/2029
Former Chief Executive Officer	5/22/2020(3)	40.450	—	9.89	5/22/2030
	4/07/2021(2)	16,667	33,333	4.62	4/07/2031
	1/31/2022(2)	—	60,676	2.13	1/31/2032
Jeffrey Gudin, MD	5/18/2019(3)	15,169	—	9.89	5/18/2029
Chief Medical Officer	5/22/2020(3)	30,338	—	9.89	5/22/2030
	4/07/2021(2)	16,667	33,333	4.62	4/07/2031
	1/31/2022(2)	—	60,676	2.13	1/31/2032
Christopher Chipman	5/01/2020(4)	40,450	—	9.89	5/01/2030
Former Chief Financial Officer	4/07/2021(2)	8,333	16,667	4.62	4/07/2031
	1/31/2022(2)	—	60,676	2.13	1/31/2032

____________

(1)      Except as otherwise indicated, vesting of all options is subject to continued service on the applicable vesting date.

(2)      The shares subject to the stock options vest in three equal installments, commencing on the one-year anniversary of the grant date.

(3)      The shares subject to the stock option fully vest upon the one-year anniversary of the grant date.

(4)      The shares subject to the stock option vested 25% upon the grant date, 50% upon closing of the Company’s initial public offering and the remaining 25% on the first anniversary of the closing of our initial public offering.

DIRECTOR COMPENSATION

Director Compensation Table — 2022

The following table sets forth information concerning the compensation paid to certain of our directors who are not Named Executive Officers during the year ended December 31, 2022:

Name	Fees earned or paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gerald W. Bruce(2)	$—	$80,000	$80,000
Eric Floyd, PhD(3)	$40,000	$31,000	$71,000
Jerrold Sendrow, CFP(4)	$40,000	$25,000	$65,000
Thani Jambulingam, PhD(5)	$40,000	$29,000	$69,000
Vanila M. Singh, MD(6)	$40,000	$25,000	$65,000
Gary S. Jacob, PhD(7)	$23,000	$25,000	$48,000
Michael F. Dubin(8)	$40,000	$25,000	$65,000

____________

(1)      Amounts reflect the full grant date fair value of stock options granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The option awards contained within the above table were issued pursuant to the Virpax Pharmaceuticals, Inc. 2017 Plan. The valuation assumptions used in determining such amounts are described in Note 2 and Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 22, 2023.

(2)      Mr. Gerald W. Bruce is a director and an executive officer (who is not a Named Executive Officer) who provides services related to commercial operations to us pursuant to the terms consulting agreement. Mr. Bruce did not receive compensation as a director but did receive equity compensation as an executive officer. On April 25, 2022, Mr. Bruce was granted an option to purchase 60,000 shares of Common Stock with an exercise price of $1.76 per share. This option fully vested upon the original grant date and has a term of ten years. The value of the options issued to Mr. Bruce is $80,000 as computed in accordance with ASC Topic 718. Effective November 20, 2023, Mr. Bruce was appointed to serve as our Chief Executive Officer.

(3)      On January 1, 2022, Dr. Floyd was granted an option to purchase 15,124 shares of Common Stock with an exercise price of $3.43 per share. This option will fully vest on the first anniversary of the original grant date and has a term of ten years. Effective November 20, 2023, Dr. Floyd was appointed to serve as our Chair of the Board.

(4)      On January 1, 2022, Mr. Sendrow was granted an option to purchase 12,091 shares of Common Stock with an exercise price of $3.43 per share. This option will fully vest on the first anniversary of the original grant date and has a term of ten years.

(5)      On January 1, 2022, Dr. Jambulingam was granted an option to purchase 14,113 shares of Common Stock with an exercise price of $3.43 per share. This option will fully vest on the first anniversary of the original grant date and has a term of ten years.

(6)      On January 1, 2022, Dr. Singh was granted an option to purchase 12,091 shares of Common Stock with an exercise price of $3.43 per share. This option will fully vest on the first anniversary of the original grant date and has a term of ten years.

(7)      On January 1, 2022, Dr. Jacob was granted an option to purchase 12,091 shares of Common Stock with an exercise price of $3.43 per share. This option will fully vest on the first anniversary of the original grant date and has a term of ten years. Dr. Jacob elected not to stand for reelection to our Board and his term ended effective July 25, 2022.

(8)      On January 1, 2022, Mr. Dubin was granted an option to purchase 12,091 shares of Common Stock with an exercise price of $3.43 per share. This option will fully vest on the first anniversary of the original grant date and has a term of ten years.

The table below shows the aggregate number of option awards outstanding at fiscal year-end for each of our current and former non-employee directors served as directors during the year ended December 31, 2022.

Name	Number of Shares Subject to Outstanding options as of December 31, 2022
Eric Floyd, PhD	65,677
Jerrold Sendrow, CFP	55,565
Thani Jambulingam, PhD	57,588
Vanila M. Singh, MD	40,499
Gary S. Jacob, PhD(1)	33,408
Michael F. Dubin	32,316
Gerald W. Bruce	105,169

____________

(1)      Dr. Jacob’s term expired on July 25, 2022.

Non-Employee Director Compensation Policy

On June 14, 2022, the Company established the 2022 Plan. From and after July 25, 2022, the date of stockholder approval of the 2022 Plan, all new grants of awards have been made under the 2022 Plan and no new grants of awards have been made under the 2017 Plan. We believe that offering ownership interests in the Company is a key factor in retaining and recruiting employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success.

The 2022 Plan includes a director compensation policy which provides for:

•        on January 1 of each year, each non-employee director will be granted Stock Options under the 2022 Plan to purchase 15,000 shares of our Common Stock.

•        each new non-employee director will be granted Stock Options under the 2022 Plan to purchase up to 25,000 shares of our Common Stock, as determined by the Compensation Committee, at the time the individual first becomes a director.

•        on January 1, of each year, each then serving non-Chair member of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee shall automatically be granted Stock Options to purchase 5,000 shares of Common Stock under the 2022 Plan, and the Chair of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee shall each be granted Stock Options to purchase 10,000 shares of Common Stock under the 2022 Plan.

In addition, our non-employee directors receive a cash payment of $60,000 per year.

On January 1, 2022, the Board approved the grant of options to each of our non-employee directors pursuant to the above policy. Options to purchase an aggregate of 77,601 shares of our Common Stock were made, with all grants being made under the 2017 Plan. The options have an exercise price of $3.43 per share, the fair market value of the Common Stock on January 31, 2022, the date of grant, will vest upon the one-year anniversary of the grant date and have a ten-year expiration date.

On January 1, 2023, options were granted to the Non-Employee Directors pursuant to the 2022 Plan to purchase an aggregate of 155,000 shares of Common Stock, with all grants being made under the 2022 Plan. The options have an exercise price of $0.622 per share, the fair market value of the Common Stock on the date of grant. The options granted to the directors will vest upon the one-year anniversary of the grant date and have a ten-year expiration date.

PROPOSAL 3

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that if the number of shares of our Common Stock outstanding and entitled to vote at the 2023 Special Meeting is insufficient to approve the Reverse Stock Split and/or the 2022 Plan Amendment, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal and/or the 2022 Plan Amendment Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the 2023 Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the 2023 Special Meeting, and any adjourned session of the 2023 Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and/or the 2022 Plan Amendment Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of votes cast will vote against the Reverse Stock Split Proposal or the 2022 Plan Amendment Proposal, we could adjourn or postpone the 2023 Special Meeting without a vote on the Reverse Stock Split and/or the 2022 Plan Amendment Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal and/or the 2022 Plan Amendment Proposal.

Vote Required

The affirmative vote of the holders of shares having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the 2024 Special Meeting and voting affirmatively or negatively on such matter is required to approve the Adjournment. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 22, 2023, by:

•        each of our stockholders who is known by us to beneficially own 5% or more of our Common Stock;

•        each of our Named Executive Officers;

•        each of our directors; and

•        all of our directors and current officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 11,714,284 shares of Common Stock outstanding as of November 22, 2023. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to the exercise of options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of November 22, 2023 are counted as outstanding. Unless noted otherwise, the address of all listed stockholder is 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312. Each of the stockholder listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Virpax Pharmaceuticals, LLC	2,730,438	(1)	23.3%

Named Executive Officers and Directors Other Than 5% or Greater Stockholders
Anthony P. Mack	3,097,234	(1)(2)	26.2%
Jeffrey Gudin, MD	106,650	(3)	*
Gerald Bruce	209,214	(4)	1.8%
Eric Floyd, PhD	118,695	(5)	1.0%
Jerrold Sendrow, CFP	99,571	(6)	*
Thani Jambulingam, PhD	97,688	(7)	*
Vanila Singh, MD, MACM	55,499	(8)	*
Michael F. Dubin	52,316	(9)	*
Barbara A. Ruskin, PhD, J.D.	—	(10)	*
Christopher Chipman	—	(11)	*
Directors and Current Officers as a Group (10 persons)	776,525	(12)	6.23%

____________

*        Less than 1%.

(1)      Anthony Mack, our former Chief Executive Officer, and Jeffrey Gudin, our Executive Vice President and Chief Medical Officer, are the members of Virpax Pharmaceuticals, LLC. Due to Mr. Mack’s ownership of 88.8888% of the outstanding member units of Virpax Pharmaceuticals, LLC, he may be deemed to have sole voting and dispositive control over the shares of our Common Stock held by Virpax Pharmaceuticals, LLC. As a result, Mr. Mack may be deemed to beneficially own the shares of our Common Stock held by Virpax Pharmaceuticals, LLC. Mr. Mack resigned as our Chief Executive Officer and Chair of the Board, effective November 17, 2023.

(2)      Includes 252,562 shares of Common Stock held by Mr. Mack and his spouse and 114,234 shares of Common Stock held by Mr. Mack issuable upon exercise of stock options that are exercisable within 60 days of November 22, 2023. Does not include 182,117 shares of Common Stock issuable upon exercise of stock options that are not exercisable within 60 days of November 22, 2023.

(3)      Includes 7,584 shares of Common Stock owned by Dr. Gudin and his spouse. Also, includes 99,066 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of November 22, 2023. Does not include 107,117 shares of Common Stock issuable upon exercise of stock options that are not exercisable within 60 days of November 22, 2023.

(4)      Includes 4,045 shares of Common Stock and 205,169 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of November 22, 2023.

(5)      Includes 8,018 shares of Common Stock, and 110,677 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of November 22, 2023.

(6)      Includes 9,006 shares of Common Stock and 90,565 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of November 22, 2023.

(7)      Includes 100 shares of Common Stock and includes 97,588 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of November 22, 2023.

(8)      Includes 55,499 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of November 22, 2023.

(9)      Includes 52,316 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of November 22, 2023.

(10)    Does not include 25,000 shares of Common Stock issuable upon exercise of stock options that are not exercisable within 60 days of November 22, 2023.

(11)    Mr. Chipman resigned as our Chief Financial Officer, effective June 30, 2023.

(12)    Consists of 28,753 shares of Common Stock held by directors and current executive officers, an aggregate of 747,772 shares issuable pursuant to stock options exercisable within 60 days of November 22, 2023

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2024 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2024 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Exchange Act, must be received by us no later than February 8, 2024 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Virpax Pharmaceuticals, Inc., 1055 Westlakes Drive, Suite 300 Berwyn, Pennsylvania 19312, Attn: Secretary.

Director Nominations and Other Business to be Brought Before the 2024 Annual Meeting of Stockholders

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than April 25, 2024 and no earlier than March 26, 2024; provided, however, that in the event that the date of the 2023 Special Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed: Virpax Pharmaceuticals, Inc., 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312, Attn: Secretary.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Virpax nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 26, 2024.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered upon written or oral request to: Virpax Pharmaceuticals, Inc., 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312, Attn: Secretary, or by phone at (610) 727-4597. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

By Order of the Board of Directors
/s/ Gerald Bruce
Gerald Bruce
Chief Executive Officer

November [•], 2023

Berwyn, Pennsylvanias

Annex A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
Virpax Pharmaceuticals, Inc.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Virpax Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

1. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Restated Certificate as follows:

Article IV, Section (A) of the Restated Certificate is hereby amended to add the following paragraph immediately after the first paragraph of Article IV, Section (A):

“Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [•]1 shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.00001 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten (10) days preceding the Effective Time.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

2. This Certificate of Amendment shall be effective at ___________ Eastern Time on ____________, 2023

____________

1      The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between not less than 1-for-2 and not greater than 1-for-20.

Annex A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ____ day of ________, 2023.

Virpax Pharmaceuticals, Inc.

Gerald Bruce
Chief Executive Officer

Annex A-2

Annex B

TO THE
VIRPAX PHARMACEUTICALS, INC.
2022 EQUITY INCENTIVE PLAN

Dated: [    ], 2023

WHEREAS, the Board of Directors (the “Board”) of Virpax Pharmaceuticals, Inc. (the “Company”) heretofore established the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the Plan to increase the maximum number of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) available for grants of Awards thereunder from 1,500,000 to 3,800,000 and to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of common stock at December 31 to 5% of the outstanding shares of common stock at December 31, as of the date on which shareholders of the Company approve this amendment; and

WHEREAS, Section 18 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is desired or required by applicable law;

NOW, THEREFORE, effective the date hereof, the Plan is hereby amended as follows:

1.      Subject to approval of the Company’s stockholders, Section 4.1(a) of the Plan is hereby amended in its entirety, to read as follows:

“(a) Subject to adjustment pursuant to Section 4.2 and any other applicable provisions hereof, effective as of [    ], 2023, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan initially shall be 3,800,000 shares (the “Authorized Shares”), plus such number of shares of Common Stock, if any, as become available for issuance under the Plan in accordance with Section 4.1(d) hereof. All 3,800,000 of such Authorized Shares initially available pursuant to this Section 4.1(a) may, but need not, be issued in respect of Incentive Stock Options.”

2.      Subject to approval of the Company’s stockholders, Section 4.1(b) of the Plan is hereby amended in its entirety, to read as follows:

“(b) The number of Authorized Shares available for issuance under the Plan shall automatically increase on January 1st of each year commencing with the January 1 following [    ], 2023 and on each January 1 thereafter until the Expiration Date (as defined in Section 18.2 of the Plan), in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For avoidance of doubt, none of the shares of Common Stock available for issuance pursuant to this Section 4.1(b) shall be issued in respect of Incentive Stock Options.”

[Signature Page Follows]

Annex B-1

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board on the date set forth above.

VIRPAX PHARMACEUTICALS, INC.

Name: Gerald Bruce
Title: Chief Executive Officer

Annex B-2

PROXY VIRPAX PHARMACEUTICALS, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby appoints Gerald Bruce and Vinay Shah, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Virpax Pharmaceuticals, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Virpax Pharmaceuticals, Inc., to be held on December 28, 2023, at 11:00 a.m. EST, and any adjournment or postponement thereof, as hereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY POSTPONEMENT OR ANY ADJOURNMENTS THEREOF. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Continued and to be marked, dated, and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on December 28, 2023: The Proxy Statement is available at: https://www.viewproxy.com/virpaxSM/2023.

The Board of Directors recommends you vote “FOR” the following: Proposal 1. To approve an amendment to our Charter to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1- for-20, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion. FOR AGAINST ABSTAIN DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Please indicate if you plan to attend this meeting Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please mark your votes like this Proposal 2. To approve an amendment to our 2022 Equity Incentive Plan, as amended (the “2022 Plan”), to increase the number of shares of Common Stock that we will be available for awards under the 2022 Plan by 2,300,000 shares to 3,800,000 shares and to increase the “evergreen provision” percentage by which the number of reserved shares of common stock available for issuance increases each year from 2% of the outstanding shares of common stock at December 31 to 5% of the outstanding shares of common stock at December 31. FOR AGAINST ABSTAIN Proposal 3. To approve the adjournment of the Special Meeting in the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of Proposal 1 and/or Proposal 2 are insufficient. FOR AGAINST ABSTAIN To transact other business as may properly come before the meeting or any adjournment or postponement thereof. Date Signature Signature (Joint Owners) Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Virpax Pharmaceuticals, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on December 27, 2023. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/VRPXSM Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.